Exhibit 99.1

Investor Contact:	Press Contact:
Frank Yoshino	Katherine Lane
Vice President, Finance	Director, Corporate Communications
+1 714-885-3697	+ 1 714-885-3828
frank.yoshino@emulex.com	katherine.lane@emulex.com

Emulex Restructures Workforce to Improve Operational Efficiency

Company Reduces Workforce by 10 Percent and Announces Plan to Close Bolton, Massachusetts Facility

COSTA MESA, Calif., December 11, 2013 – Emulex Corporation (NYSE: ELX), a leader in network connectivity, monitoring and management, today announced that it has implemented a restructuring plan designed to streamline business operations with the goal of driving long-term shareholder value. This restructuring plan is part of the three-part transformation initiative announced last month to improve profitability, increase cash flow and enhance shareholder value. The restructuring will include a workforce reduction of 110 people or approximately 10 percent, the consolidation of some engineering activities, and the closure of the Company’s Bolton, Massachusetts engineering facility. These actions are part of an overall plan to reduce costs in the Company’s core business while allowing continued investment in market expansion initiatives and will result in a more streamlined and focused organization.

“We are taking these actions to enhance our business model and also deliver on the cost reduction plan that we previously announced. This announcement reinforces our focus toward streamlining our operations with a sense of urgency to deliver increased profitability and cash flow, all with the goal to enhance value to shareholders,” said Jeff Benck, President and CEO, Emulex. “Impacting great people is never an easy decision to make but we assessed our long-term needs and consolidating U.S. facilities became a necessity to reach the next level of efficiency. These changes will also allow us to continue to invest in our technology roadmap to ensure our long-term success. We have communicated the impact of these changes to our customers and have verified that we can meet their future needs.”

The Company expects to have the restructuring completed and the transition of the Bolton, Massachusetts facility finished by the end of fiscal year 2014 at which time the site will close. This timing is consistent with the cost savings program Emulex announced last month, which is expected to deliver $30 million in annual cost savings in our connectivity business over the fiscal year 2013 spending level, with the full run-rate benefits of the program expected to be realized in fiscal year 2015.

As previously stated, Emulex expects to take a material incremental charge related to the further operating expense reductions in the Company’s GAAP results and cash flows for the second quarter of fiscal year 2014. Emulex estimates that it will incur pre-tax GAAP charges in the range of $9 to $10 million in connection with these restructuring actions, the majority of which will be recorded during the second quarter of fiscal year 2014. The restructuring is expected to include between $8 million and $9 million for severance and one-time termination benefits (inclusive of costs associated with the previously announced departure of Jim McCluney), and approximately $1 million for lease termination costs and asset impairments charges. The Company reaffirms its previously announced non-GAAP financial guidance for the second quarter of fiscal year 2014. Emulex will share additional details on its corporate restructuring on next month’s earnings call.

About Emulex
Emulex, a leader in network connectivity, monitoring and management, provides hardware and software solutions for global networks that support enterprise, cloud, government and telecommunications. Emulex products enable unrivaled end-to-end application visibility, optimization and acceleration. The Company's I/O connectivity offerings, including its line of ultra high-performance Ethernet and Fibre Channel-based connectivity products, have been designed into server and storage solutions from leading OEMs, including Cisco, Dell, EMC, Fujitsu, Hitachi, HP, Huawei, IBM, NetApp and Oracle, and can be found in the data centers of nearly all of the Fortune 1000. Emulex monitoring and management solutions, including its portfolio of network visibility and recording products, provide organizations with complete network performance management at speeds up to 100Gb Ethernet. Emulex is headquartered in Costa Mesa, Calif.

“Safe Harbor” Statement
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. We wish to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include the possibility that all or a substantial portion of the cost savings targeted by us will not be realized at all or on a timely basis and that the financing and share repurchases implemented by us may not be completed in whole or in part or within the expected timeframe even though we expect to incur charges relating to the cost savings initiative. The assumptions on which the cost savings, share repurchase and capital return goals and expectations are based necessarily involve judgments with respect to, among other things, economic, competitive and financial market conditions and the impact of the cost savings initiative on our customers, all of which are difficult or impossible to predict and many of which are beyond the Company’s control. Further factors include whether changes to the membership of our board of directors will have the desired effect in helping us achieve and implement our business and strategic goals. These factors also include the possibility that we may not realize the anticipated benefits from the acquisition of Endace Limited (Endace) on a timely basis or at all, and may be unable to integrate the technology, operations and personnel of Endace into our existing operations in a timely and efficient manner. In addition, intellectual property claims, with or without merit, that could result in costly litigation, cause product shipment delays, require us to indemnify customers, or require us to enter into royalty or licensing agreements, which may or may not be available. Furthermore, we have in the past obtained, and may be required in the future to obtain, licenses of technology owned by other parties. We cannot be certain that the necessary licenses will be available or that they can be obtained on commercially reasonable terms. If we were to fail to obtain such royalty or licensing agreements in a timely manner and on reasonable terms, our business, results of operations and financial condition could be materially adversely affected. Ongoing lawsuits, such as the action brought by Broadcom Corporation (Broadcom), present inherent risks, any of which could have a material adverse effect on our business, financial condition, or results of operations. Such potential risks include continuing expenses of litigation, loss of patent rights, monetary damages, injunctions against the sale of products incorporating the technology in question, counterclaims, attorneys' fees, incremental costs associated with product or component redesigns, liabilities to customers under reimbursement agreements or contractual indemnification provisions, and diversion of management's attention from other business matters. With respect to the continuing Broadcom litigation, such potential risks also include the adequacy of any sunset period to make design changes, the ability to implement any design changes, the availability of customer resources to complete any re-qualification or re-testing that may be needed, the ability to maintain favorable working relationships with Emulex suppliers of serializer/deserializer (SerDes) modules, and the ability to obtain a settlement which does not put us at a competitive disadvantage. In addition, the fact that the economy generally, and the technology and storage market segments specifically, have been in a state of uncertainty makes it difficult to determine if past experience is a good guide to the future and makes it impossible to determine if markets will grow or shrink in the short term. Continued weakness in domestic and worldwide macro-economic conditions, related disruptions in world credit and equity markets, and the resulting economic uncertainty for our customers, as well as the storage and converged networking market as a whole, has and could continue to adversely affect our revenues and results of operations. As a result of these uncertainties, we are unable to predict our future results with any accuracy. Other factors affecting these forward-looking statements include but are not limited to the following: faster than anticipated declines in the storage networking market, slower than expected growth of the converged networking market or the failure of our Original Equipment Manufacturer (OEM) customers to successfully incorporate our products into their systems; our dependence on a limited number of customers and the effects of the loss of, decrease in or delays of orders by any such customers, or the failure of such customers to make timely payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of our products or our OEM customers' new or enhanced products; costs associated with entry into new areas of the network, server and storage technology markets; the variability in the level of our backlog and the variable and seasonal procurement patterns of our customers; any inadequacy of our intellectual property protection and the costs of actual or potential third-party claims of infringement and any related indemnity obligations or adverse judgments; the effect of any actual or potential unsolicited offers to acquire us; proxy contests or the activities of activist investors; impairment charges, including but not limited to goodwill and intangible assets; changes in tax rates or legislation; the effects of acquisitions; the effects of terrorist activities, natural disasters, and any resulting disruption in our supply chain or customer purchasing patterns or any other resulting economic or political instability; the highly competitive nature of the markets for our products as well as pricing pressures that may result from such competitive conditions; the effects of changes in our business model to separately charge for software; the effect of rapid migration of customers towards newer, lower cost product platforms; transitions from board or box level to application specific integrated circuit (ASIC) solutions for selected applications; a shift in unit product mix from higher-end to lower-end or mezzanine card products; a faster than anticipated decrease in the average unit selling prices or an increase in the manufactured cost of our products; delays in product development; our reliance on third-party suppliers and subcontractors for components and assembly; our ability to attract and retain key technical personnel; our ability to benefit from our research and development activities; our dependence on international sales and internationally produced products; changes in accounting standards; and any resulting regulatory changes on our business. These and other factors could cause actual results to differ materially from those in the forward-looking statements and are discussed in our filings with the Securities and Exchange Commission, including our recent filings on Forms 10-K and 10-Q, under the caption “Risk Factors.”

All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.
###